Exhibit 10.2

AMENDMENT NO. 1 TO

SUBLEASE AGREEMENT

This Amendment No. 1 to Sublease Agreement (this “Amendment”) is entered into by and between REG Life Sciences, LLC (“Sublandlord”) and MyoKardia, Inc. (“Subtenant”).

WHEREAS, Sublandlord and Subtenant are parties to a certain Sublease Agreement dated October 1, 2017 (the “Agreement”); and

WHEREAS, Sublandlord and Subtenant desire to amend the Agreement as set forth in this Amendment to include additional space sublease to Subtenant within the Building.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the adequacy of which is hereby acknowledged, the parties agree as follows:

1.Amendment to Demise. Sublandlord and Subtenant hereby agree to amend Section 1 of the Agreement by (a) adding after Building in the first sentence: “and approximately ±6,000 rentable square feet of office/lab space located on the first floor of the Building (“Additional Sublease Premises”);” (b) adding at the end of the second sentence: “and the square footage of the Additional Sublease Premises shall be as specified in Exhibit A to Amendment No. 1 to Sublease Agreement.”; and (c) adding as a new sentence: “As used throughout the Sublease, Sublease Premises shall include Additional Sublease Premises unless otherwise specified.”

2.Amendment to Use. Sublandlord and Subtenant hereby agree to amend Section 3 of the Agreement by (a) deleting the word “solely”; and (b) adding after office: “and lab”.

3.Amendment to Subrental and Security Deposit. Sublandlord and Subtenant hereby agree to amend Section 4(a) of the Agreement by (a) adding after Sublease Premises in the first Sentence: “only and thirty-six thousand Dollars ($36,000), calculated at the rate of six Dollars ($6.00) per rentable square foot of Additional Sublease Premises only”. Sublandlord and Subtenant further agree to amend Section 5 of the Agreement by (a) deleting “twenty-six thousand, four hundred Dollars ($26,400); and (b) replacing it with “sixty-two thousand, four hundred Dollars ($62,400)”.

4.Amendment to Signage. Sublandlord and Subtenant hereby agree to amend Section 6 of the Agreement by (a) deleting “Subtenant shall have no right to maintain Subtenant identification signs in any location in, on, or about the Sublease Premises other than a listing in the lobby directory for the Building and an identification sign located at the entry to the Building,”; and (b) replacing it with “Subtenant shall be permitted to install standard signage (including Building entrance signage) in accordance with the Master Lease,”.

5.Additional Provisions. Sublandlord and Subtenant hereby agree to amend the Agreement by adding the following provisions:

a.	25. Parking. Subtenant shall have access to project standard surface parking at no additional cost or expense, subject to Section 7 of the Master Lease.

b.	26. Decommissioning. Upon termination of the Sublease, Subtenant shall deliver the Sublease Premises fully decommissioned.

c.

27. Sub-sublease. Subject to the Master Lease, Subtenant shall have the right to assign all or any portion of its interest under this Sublease or sub-sublet all or any portion of the Sublease Premises to any parent, subsidiary, or affiliate of Sublandlord, or any party which results from a merger of consolidation of Subtenant, or any party which acquires all or substantially all of the asset or stock of Subtenant. Subtenant shall obtain prior written approval from Sublandlord and Landlord for any sub-sublease or assignment to any other third-party tenant which approval shall not be unreasonably withheld by Sublandlord.

6.Consent of Landlord. This Amendment is subject to the written consent of the Landlord and Sublandlord and Landlord approval of all requisite final sublease and consent documents and the availability of the Additional Sublease Premises.

7.Ratification. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect. The Agreement as amended by this Amendment is in all respects ratified and confirmed, and the Agreement, as so amended by this Amendment, shall be read, taken and construed as one and the same instrument.

8.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

9.Effectiveness. This Amendment is effective as of January 1, 2018.

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IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto.

REG Life Sciences, LLC.

By:	/s/ Eric M. Bowen

Name:	Eric M. Bowen

Title:	Vice President

MyoKardia, Inc.

By:	/s/ Jake Bauer

Name:	Jake Bauer

Title:	SVP, Finance Corp. Dev.

EXHIBIT A

Additional Sublease Premises Plan